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                                                                    EXHIBIT 24.1



                            ELCOM INTERNATIONAL, INC.
                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that Elcom International, Inc. hereby constitutes and appoints Robert J. Crowell, Laurence F. Mulhern, David Wolf, Douglas A. Neary and Thomas A. Fullmer, or any one or more of them, its attorneys-in-fact and agents, each with full power of substitution and resubstitution for it in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents or any one of them full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or any of them or his substitute or substitutes may do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, this Power of Attorney has been signed at Norwood, Massachusetts on April 9, 1997.

                                      ELCOM INTERNATIONAL, INC.



                                      By:  /s/ Laurence F. Mulhern
                                           -----------------------------------
                                           Laurence F. Mulhern
                                           Corporate Executive Vice President,
                                           Chief Financial Officer, Secretary
                                           and Treasurer



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                                                                    EXHIBIT 24.1
                                                                     (Continued)



                            ELCOM INTERNATIONAL, INC.
                              CERTIFIED RESOLUTION

     I, Laurence F. Mulhern, Secretary of Elcom International, Inc., a Delaware corporation (the "Company"), do hereby certify that the following is a true copy of resolutions adopted by the Board of Directors as of August 19, 1996, and that the same has not been changed and remains in full force and effect.

     FURTHER RESOLVED, that Robert J. Crowell, David Wolf, Laurence F. Mulhern, Douglas A. Neary and Thomas A. Fullmer be, and each of them hereby is, appointed as the attorney of Elcom International, Inc., with full power of substitution and resubstitution for and in the name, place and stead of the Company to sign, attest and file a Registration Statement on Form S-8, or any other appropriate form that may be used from time to time, with respect to the issue, sale and grant of shares of the Company's Common Stock issuable upon exercise of options granted under the 1996 Stock Option Plan of the Company (the "Company Shares"), and any and all amendments and exhibits to such Registration Statement, any and all applications or other documents to be filed with the Securities and Exchange Commission or any securities exchange pertaining to the listing thereon of the Company Shares covered by such Registration Statement or pertaining to such registration, any and all applications or other documents to be filed with the National Association of Securities Dealers, Inc. in connection with inclusion on the National Association of Securities Dealers Automated Quotation System of the Company Shares covered by such Registration Statement, and any and all applications or other documents to be filed with any governmental or private agency or official relative to the registration of the Company Shares, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorneys or any such substitute or substitutes and, without implied limitation, including in the above the authority to do the foregoing things on behalf of the Company in the name of the person so acting or on behalf and in the name of any duly authorized officer of the Company; and the Chief Executive Officer, and the Corporate Executive Vice President, Chief Financial Officer, Secretary and the Treasurer of the Company be, and hereby are, authorized for and on behalf of the Company to execute a Power of Attorney evidencing the foregoing appointment;

                                                  /s/  Laurence F. Mulhern
                                                  ------------------------
                                                       Laurence F. Mulhern
                                                       Secretary


Dated:  April 9, 1997